                                                                   EXHIBIT 10.39

                            DATED DECEMBER 31, 1995

                          (1) CHEMISOLV HOLDINGS INC.

                                      AND

                             (2) CHEMISOLV LIMITED

                                      AND

                               (3) SERV-TECH INC.

                                      AND

                   (4) R J DAVIES, D M OWEN, C C ARMITAGE,
                      J R DUFFY, W H CORBETT, C BENNETT
                               AND K MACKINTOSH

                                      AND

                             (5) LASERDISK LIMITED

                          OPTION ASSIGNMENT AGREEMENT

                                ALSOP WILKINSON

                               INDIA BUILDINGS
                               LIVERPOOL L2 ONH

                            REI: MJP/PH/AG-5312.117

THIS OPTION ASSIGNMENT AGREEMENT made on                   December 31, 1995


BETWEEN:


(1)   CHEMISOLV HOLDINGS INC. ("Chemisolv")
(2)   CHEMISOLV LIMITED ("Limited")
(3)   SERV-TECH INC. ("Serv-Tech")
(4) RALPH J DAVIES ("Davies"), DAVID M OWEN ("Owen"), CLEMENT C ARMITAGE ("Armitage"), JAMES R DUFFY ("Duffy"), W HARRY CORBETT ("Corbett"), CHRISTOPHER BENNETT ("Bennett") and KENNETH MACKINSTOSH ("Mackintosh") (each of such individuals being hereinafter referred to individually as "Option Holder" as collectively referred to as "Option Holders")
(5)   LASERDISK LIMITED ("Newco")

DO HEREBY AGREE as follows in consideration for the following provisions and other good and valuable consideration, the receipt, adequacy and sufficiency of all of which are hereby acknowledged by the parties, including, without limitation, L.1 hereby paid by Serv-Tech as agent for Chemisolv to DOTSPEC and to each of the Option Holders and the following provisions:-

1 The Option Holders hereby assign to DOTSPEC Limited, a British private company limited by shares ("DOTSPEC"), and DOTSPEC, hereby assumes all of the interests of Option Holders in the Option Agreement ("Option Agreement") dated 4th November 1994, by and between Chemisolv limited and Option Holders (other than Bennett and Mackintosh) except that (a) the option exercise price in Article 3 shall be amended to be L.1, (b) the option exercise period in Article 2.3 shall be amended to be limited to any time within twenty (20) days of the date of this Agreement, and (c) this option shall only be exercised by written notice from DOTSPEC to the Prescient of Serv-Tech, Inc. as agent for Chemisolv and received by him during such twenty (20) day period referenced in (b) above and indicating that DOTSPEC exercises the said option and tendering (at anytime thereafter) L.1 to Serv-Tech as agent for Chemisolv.

      The above referenced Option Agreement is, subject to the amendments referred to above, incorporated herein by reference.

      Each of Chemisolv and Limited consents to the assignment hereby effected. The parties agree that there shall be no further assignment of the Option Agreement or the rights therein or in this Article 1 without Serv-Tech, Inc.'s prior written consent.

2 The Option Holders hereby grant to Chemisolv the option ("the Chemisolv Option") to purchase all (100%) of the issued shares in the capital of DOTSPEC ("the Shares") (which definition shall be deemed in all cases to include one hundred per cent (100%) of the issued shares in the capital of DOTSPEC) for the consideration described below.

      The consideration payable for the Shares ("the Consideration") upon exercise of the Chemisolv Option shall be:-

      (a) the payment to the Option Holders of the sum of E700 (which shall be apportioned between them in the following proportions:-


             Davies          -           13/70

             Owen            -           13/70

             Armitage        -           13/70

             Duffy           -           13/70

             Corbett         -            6/70

             Bennett         -            6/70

             Mackintosh      -            6/70


(the "Relevant Fractions")); and

      (b) the issue to the Option Holders of Loan Notes (in the form of that set out in Exhibit B) for each of the calendar years 2001 to 2015 inclusive ("the Loan Notes") it being agreed that the fractions to be inserted in the Loan Notes to be issued to each of the Option Holders respectively shall be the Relevant Fractions set opposite their names above.

      In this regard, the Option Holders represent and warrant that they own all of the Shares, that such Shares constitute all of the issued shares in the capital of DOTSPEC, that they are free and clear of any liens, encumbrances or restrictions of any nature (except for these rights under the Chemisolv Option), and that they shall continue to own all of the Shares free and clear of any liens, encumbrances or restrictions of any nature (except for these rights under the Chemisolv Option) from this date until the later of the end of this Chemisolv Option exercise period or the transfer of ownership of the Shares to Chemisolv pursuant to this Agreement following the exercise of the Chemisolv Option. The Option Holders hereby appoint Alsop Wilkinson as their agent for the purpose of receiving on their behalf the Consideration and any notice exercising the Chemisolv Option. The period during which the Chemisolv Option may be exercised shall be the period of thirty (30) days from the third day following the date of this Agreement and shall be exercised by Serv-Tech (on behalf of and agent for Chemisolv) delivering to Alsop Wilkinson (on behalf of and as agent of the Option Holders) within such thirty (30) day period the following: (a) written notice exercising the Chemisolv Option;
      (b) the sum of E700; (c) the Loan Notes duly executed by Chemisolv and by Serv-Tech as guarantor (which items are hereinafter referred to as the "Closing Items"). Upon Alsop Wilkinson's receipt of the Closing Items, the Option Holders shall transfer the Shares to Serv-Tech as agent for Chemisolv and shall procure the delivery by Alsop Wilkinson to Serv-Tech as agent for Chemisolv of stock transfer forms for the Shares in favour of Chemisolv duly executed by the Option Holders together with the share certificates in respect of the Shares. In order to partially secure the obligations of Option Holders in this regard, upon execution of this Agreement, Option Holders shall deliver to Alsop Wilkinson (in care of Michael Prince) to hold pending the receipt by them of the Closing Items such stock transfer forms duly executed and the share certificates, in both cases representing the Shares. Upon receipt of the Closing Items by Alsop Wilkinson, the duly executed stock transfer forms and share certificates shall be held by Alsop Wilkinson in trust for Chemisolv and Alsop Wilkinson shall deal with such items as requested in writing by the President of Serv-Tech as agent for Chemisolv.

      The Option Holders hereby also represent and warrant that the facts stated herein and as represented in Exhibit A and incorporated herein by reference are true and correct as of the execution hereof and, that such facts remain true and correct from this date continuously through the later of the end of this option exercise period or the transfer of ownership of the Shares to Chemisolv.

      Option Holders and DOTSPEC also agree, represent and warrant that no additional shares in the capital stock of DOTSPEC shall be issued after the execution of this Agreement, subscribed for issue, or the subject of any option (except for this Chemisolv Option), warrant or other commitment or undertaking to issue (except for any new shares to the Option Holders all of which shares shall be transferred to Chemisolv hereunder). The Option Holders agree, represent and warrant that any such new shares in DOTSPEC being issued to Option Holders shall be considered included among the Shares which are subject to this Chemisolv Option, and in all events this Chemisolv Option shall at the time of exercise result in a transfer of all of the then issued shares in the capital of DOTSPEC to Serv-Tech as agent for Chemiso1v and that there shall be no stock subscription, option (other than this Chemisolv Option), warrant or other commitment or undertaking involving then current or future capital stock of DOTSPEC.

      In any event, the representations and warranties of the Option Holders shall survive any exercise of the Chemisolv Option, transfer of ownership of the Shares to Chemiso1v and/or the expiration of the exercise period but save in the case of fraud no claim shall be made thereunder at any time after the expiry of two years from the date of transfer of the Shares to Chemisolv.

3 Each Option Holder represents and warrants that he has not transferred, encumbered, restricted, assigned nor disposed any of his Option

      Agreement rights or contracted to do so prior to the execution hereof, nor will he do either in the future, and that he is not restricted from entering into this Agreement and that this Agreement is legally valid and binding on him. DOTSPEC hereby represents and warrants that it shall not, without Serv-Tech, Inc.'s prior written consent, assign or attempt to assign its option rights assumed herein, and DOTSPEC shall not, and the Option Holders agree that they shall not, and that they shall cause DOTSPEC to not, prior to the later of the expiration of Chemisolv's option rights or the transfer of the Shares to Chemisolv pursuant to Chemisolv's Option, transfer, encumber or otherwise dispose of any of the Shares or DOTSPEC's operations, business, assets or rights, including, without limitation, its option rights, or contract to do so, or undertake any debts, liabilities, obligations or duties except as indicated herein or as necessary to exercise its option under the Option Agreement or to preserve its corporate existence and good standing status and then in the case of such preservation only after written notification thereof to, and prior written approval by, the President of Serv-Tech, Inc. Similarly, Chemisolv agrees that it shall not assign the Chemisolv Option except with the prior written consent of the Option Holders and Serv-Tech.

4 If additional actions and documents are required to effectuate the expressed intent of this Agreement, the parties hereto agree to perform such action and prepare and execute such documents as reasonably requested by any of the other parties hereto.

5 The Option Holders' representations, warranties, agreements and obligations pursuant to this Agreement are joint and several. This Agreement shall be binding on the successors of Chemisolv and Limited.

6 For the purposes of this Article 6, the expression "Non-Hydrocarbon Business Asset" shall mean any asset, business or undertaking of Chemisolv or Limited or any Subsidiary of either of such companies which is primarily used or applied in relation to or for the purposes of carrying on any of their respective business activities other than their hydrocarbon business activities (for the avoidance of doubt including any undertaking or goodwill associated therewith and any patent or other intellectual property which relates to or concerns the inventions known as "Mastiff" and "Magnetic De-Inking" and any improvements thereto).

      If at any time Chemisolv or Limited or any Subsidiary of Chemisolv or Limited (the "Relevant Seller") wishes to sell any Non-Hydrocarbon Business Asset ("the Relevant Non-Hydrocarbon Business Asset") on any particular terms ("the Relevant Terms") it shall not do so, and Serv-Tech shall procure that it shall not do so without first having given Newco (being a company controlled and owned absolutely by the Option Holders) the option to purchase the Relevant Non-Hydrocarbon Business Asset on terms and conditions which are no less favourable to the Option Holders than the Relevant Terms. Such option shall be communicated by written notice in writing given by the Relevant Seller to Newco (as agent for the Option Holders) which notice shall set out details of the Relevant Non-Hydrocarbon Business Asset being offered and the Relevant Terms and shall provide that such option shall be capable of being exercised within thirty (30) days of the giving of such notice by Newco giving to Serv-Tech (as agent for the Relevant Seller) written notice of exercise of such option ("the Exercise Notice") and providing to Serv-Tech (as such agent as aforesaid) during such thirty (30) day period for the giving of the Exercise Notice such comfort from Newco and prospective financiers) of Newco (subject to the results of reasonable due diligence by Newco and such financiers)) as Serv-Tech may reasonably request to satisfy Serv-Tech that Newco shall be capable of purchasing the Relevant Non-Hydrocarbon Business Asset on the Relevant Terms within sixty (60) days of the giving of the Exercise Notice or such longer period as Serv-Tech shall agree. If Newco shall not give such Exercise Notice as aforesaid or, having done so shall have failed to give such comfort as aforesaid or having done so shall have failed to purchase the Relevant Non-Hydrocarbon Business Asset on the Relevant Terms within the said sixty (60) day period or such extended period as Serv-Tech may have agreed the Relevant Seller shall, on the expiry of either the thirty (30) day period (if no such Exercise Notice and comfort as aforesaid has been given) or the sixty (60) day period or such extended period as aforesaid (if such Exercise Notice and comfort as aforesaid has been given) be at liberty to sell the Relevant Non-Hydrocarbon Business Asset within a one hundred and twenty (120) day period from the expiry of the aforesaid relevant thirty (30), sixty (60) day or extended period (as the case may be) but only on terms and conditions which are no more favourable to a purchaser than the Relevant Terms. In addition, no sale of any Relevant Non-Hydrocarbon Business Asset by Chemisolv of Limited or any of their respective Subsidiaries shall take place prior to 1st January 2016, without the prior written consent of Newco which consent shall not be unreasonably withheld and for the avoidance of doubt such consent shall be deemed to be given unless written notice refusing to give consent and setting forth the reasons for such refusal is given within 30 days of such consent having been requested in writing and provided that any withholding of such consent shall only be reasonable if Newco is reasonably of the opinion that either any right or prospective right of the Option Holders to receive, or any prospect of the Option Holders receiving, any royalty, bonus or other payment entitlement which is dependent to the performance or holding of the whole or any part of the Relevant Non-Hydrocarbon Business Asset proposed to be sold may be prejudiced or adversely affected and shall not in any event be reasonable if both

      (a) the proposed Purchaser, transferee or assignee of the relevant assets, undertaking, Relevant Intellectual Property, subsidiary or shares as aforesaid ("the Relevant Assets") shall have agreed in writing with each of the Option Holders that it will assume and honour all obligations of the Employer and Holdings to pay any income performance bonus or revenue performance bonus which is dependent upon the performance or holding of the Relevant Assets to the extent that such obligations relate to or derive from the Relevant Assets and that with regard to the Relevant Assets it will in all material respects provide each Option Holder with substantially the same contractual rights and arrangements concerning the calculation and payment of any income performance bonus or revenue performance bonus as those provided for by any agreements with the Option Holders which govern the same; and

      (b) the proposed Purchaser, transferee or assignee is of the same or greater financial strength than Serv-Tech having regard to their respective shareholders' equity (assets less liabilities)and liquidity.

7 This Option Assignment Agreement shall be governed by and construed in accordance with the internal laws of England and Wales without regard to any rules concerning conflicts of laws and the parties hereto hereby submit to the exclusive jurisdiction of the High Court of Justice in England and Wales.

      However, any dispute with respect to Article 6 shall be decided pursuant to the Commercial Arbitration Rules (including the Expedited Procedures) of the American Arbitration Association and the arbitration shall be held in London, England. The administration of the arbitration shall be through the New York Regional Office of the American Arbitration Association. The arbitrator's decision shall be final and binding and shall be enforced by any court of competent jurisdiction. In the case of any such arbitration, the Option Holders will be considered as one (1) person (acting through their agent Davies or other replacement agent). Expenses of arbitration shall be assessed by the arbitrator.

8 Option Holders and DOTSPEC represent that Magnetic De-Inking inventions and patent rights are owned entirely by DOTSPEC and any ownership by DOTSPEC will not have been or be transferred or assigned to any other person except to Chemisolv.

9 In the event any provision of this Agreement or its exhibits shall be determined to be invalid, void or unenforceable under applicable law, such provision shall be construed by changing it to the least extent possible so as to make it valid and enforceable while at the same time maximising its observance of the intent originally manifested to the greatest extent possible.

10 "Subsidiary" shall in relation to any company include all of its 50% or more, directly or indirectly, owned or controlled entities. "Affiliates" shall in relation to any company include all of its parents, subsidiaries or other entities which are, directly or indirectly, 50% or more owning of, owned by or under common ownership with the referenced entity.

11 This Agreement shall be binding upon the successor in title of Serv-Tech, Chemisolv and Limited but shall not be assignable by any party. This Agreement may be validly executed by signature of the parties on any number of counterparts or several separate multi-parts and/or on facsimile copies and such multi-parts and copies shall be as valid as if signed by all parties on one original copy and each of which when executed by one or more of the parties shall constitute an original all of which shall constitute one and the same instrument.

12    GUARANTEE AND INDEMNITY
      12.1 In consideration of the Option Holders and Newco entering into this Agreement Serv-Tech hereby unconditionally and irrevocably guarantees to the Option Holders and Newco the due and punctual performance and observance by each of Chemisolv and Limited of all its obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to indemnify the Option Holders or Newco against all losses, damages, costs and expenses (including legal costs and expenses) (together with any VAT thereon) which the Option Holders or Newco may suffer through or arising from any breach by either Chemiso1v or Limited of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of Serv-Tech as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether or this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

      12.2 If and whenever either Chemiso1v or Limited defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, Serv-Tech shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Option Holders and Newco as they would have received if such obligation or liability had been duly performed and satisfied by either Chemisolv or Limited (as the case may be). Serv-Tech hereby waives any rights which it may have to require the Option Holders or Newco to proceed first against or claim payment from either Chemisolv or Limited (as the case may be) to the intent that as between the Option Holders and Newco on the one hand and Serv-Tech on the other the latter shall be liable as if it were primarily liable and as if it had entered into all undertakings, agreements and other obligations jointly and severally with the Option Holders and Newco.

      12.3 This guarantee and indemnity is to be a continuing guarantee to the Option Holders and Newco for all obligations, commitments, warranties, undertakings, indemnities and covenants on the part of Chemisolv and Limited under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever.

      12.4 This guarantee and indemnity is in addition to and without prejudice to and not in substitution for any rights or security which the Option Holders and Newco may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakeings, covenants, indemnities and warranties of Chemisolv and Limited under or in connection with this Agreement.

      12.5 In the event of Serv-Tech having taken or taking any security from either Chemisolv or Limited in connection with this guarantee and indemnity, Serv-Tech hereby undertakes to hold the same in trust for the Option Holders and Newco pending discharge in full of all Serv-Tech's obligations under this Agreement. Serv-Tech shall not, after any claim has been made pursuant to this Article 13 claim from either Chemisolv or Limited any sum which may be owing to it from either Chemisolv or Limited or having the benefit of any set-off or counterclaim or proof against or dividend, composition or payment by either Chemisolv or Limited until all sums due and owing to the Option Holders and Newco in respect hereof shall have been paid in full.

      12.6 As a separate and independent stipulation, the Guarantor agrees that any obligation expressed to be undertaken by either Chemisolv or Limited under this Agreement (including, without limitation, any monies expressed to be payable under this Agreement) which may not be enforceable against or recoverable from either Chemisolv or Limited by reason of its dissolution, any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from Serv-Tech as though the same had been incurred by Serv-Tech and Serv-Tech were primarily liable in respect thereof and shall be performed or paid by Serv-Tech on demand.

      12.7 Wherever in this Agreement it is provided that any Subsidiary of Chemisolv or Limited must either perform some act or not perform some act, Serv-Tech shall procure that such Subsidiary shall so perform, or not perform (as the case may be) the relevant act.

      12.8 The foregoing guarantees and indemnities of Serv-Tech as well as its other obligations in this Agreement, shall cease solely in relation to any obligation of Chemisolv or Limited which is assumed by a purchaser, transferee or assignee in the circumstances referred to in Article 6 hereof provided that the provisions of
            Article 6 have been fully complied with.

13 Any notice to be given to or by Chemisolv or Limited herein or any option exercise by Chemisolv as referenced herein shall be given to or by the President of Serv-Tech as agent for Chemisolv and Limited.

14 For the purpose of giving or receiving any notice hereunder on behalf of the Option Holders, Davies shall (unless and until the Option Holders otherwise agree or nominate another of their number) as the agent of the Option Holders and (unless otherwise provided herein) all notices to be given to or by the Option Holders under this Agreement shall be given to or by Davies (or such other of the Option Holders as the Option Holders may hereafter nominate as their agent). Immediately upon the death or disability of Davies or such other person who is the nominated agent of the Option Holders or upon the Option Holders nominating another of them to be their agent, the Option Holders shall provide Chemisolv and Serv-Tech with a name of one of their group to act as their successor agent for the giving and receipt of notices hereunder and taking of other action by the Option Holders' agent as referenced herein.

15 Any notice to be given pursuant to the terms of this Agreement must be given in writing to the party due to receive such notice at his or its address set out in this Agreement or such other address as may have been notified for the purpose to the other parties in accordance with this clause. Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within forty-eight (48) hours after posting (six (6) days if sent by air mail) and in the case of facsimile transmission on completion of the transmission. The address for service of notices of Davies and any successor agent of the Option Holders shall be Thornley House, Carrington Business Park, Manchester, M31 4SG, UK. The address for service of notices of Serv-Tech, Inc. as agent for Chemisolv and Limited shall be 5200 Cedar Crest Blvd., Houston, Texas 77087, USA. Either the agent for the Option Holders or Serv-Tech may provide the other parties with a new address for purposes of such notices.

16    The form of Loan Notes is as set out in Exhibit B.

17 Each Option Holder hereby represents, warranties and agrees that this Agreement is legally binding on him and that he has not transferred, assigned or otherwise disposed of any of his rights under the Option Agreement, nor will he do so in the future, and has not individually or collectively chosen, nor will he do so in the future, any other persons or entities to participate therein with the Option Holders.

      Serv-Tech, Chemisolv and Limited hereby represent, warrant and agree with the Option Holders that each of Serv-Tech, Chemisolv and Limited has full power and authority to enter into and perform this Agreement and all documents referred to herein which constitute binding obligations on each of them in accordance with their respective terms.

18 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement. Any invalid, illegal or unenforceable provision shall be enforced by the appropriate court or arbitrator, as the case may be, as if it had been originally written (and it shall be so deemed amended) to the least extent to make it valid, legal and enforceable.

19 No variation of this Agreement or any of the documents in the Agreed Form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

20 This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede and extinguish any representations and warranties previously given or made other than those contained herein or therein.

21 If Chemisolv, Limited or Serv-Tech is so required by law it shall deduct tax from any amount payable by it hereunder and shall deliver to each Option Holder in respect of the amount so paid by it, a certificate as to the gross amount so paid by it, a certificate as to the gross amount of such payment that amount of tax deducted and the actual amount paid or to be paid and certifying that it has paid or will pay the amount of tax deducted to the Inland Revenue Internal Revenue Service or other appropriate taxing authority.

AS WITNESSED the parties or their duly authorised representatives have executed this Agreement as a Deed and delivered the same the day and year first above written.

EXECUTED (but not delivered           )
until the date hereof) as a           )
Deed by CHEMISOLV LIMITED             )
acting by Ralph J. Davies             )     Director   /s/ RALPH J. DAVIES
          Clement C. Armitage         )     Director   /s/ CLEMENT C. ARMITAGE

EXECUTED (but not delivered           )
until the date hereof) as a           )
Deed by CHEMISOLV HOLDINGS INC        )
acting by                             )     Director   /s/ [ILLEGIBLE]
                                      )     Director   /s/ [ILLEGIBLE]


EXECUTED (but not delivered           )
until the date hereof) as a           )
Deed by LASERDISK LIMITED             )
acting by Ralph J. Davies             )     Director   /s/ RALPH J. DAVIES
          [ILLEGIBLE]                 )     Director   /s/ [ILLEGIBLE]


EXECUTED (but not delivered           )
until the date hereof) as a           )
Deed by DOTSPEC                       )
acting by Ralph J. Davies             )     Director   /s/ RALPH J. DAVIES
          [ILLEGIBLE]                 )     Director   /s/ [ILLEGIBLE]


EXECUTED (but not delivered           )
until the date hereof) as a           )
Deed by SERV-TECH INC                 )
acting by                             )     Director   /s/ [ILLEGIBLE]
                                      )     Director   /s/ [ILLEGIBLE]

SIGNED (but not delivered             )
until the date hereof) as a           )
Deed by the said RALPH J DAVIES       )  /s/ RALPH J. DAVIES
in the presence of                    )

Signature of Witness    A. E. HO
Name AMY E. HO
Address  INDIA BUILDINGS, LIVERPOOL

Occupation    SOLICITOR


SIGNED (but not delivered             )
until the date hereof) as a           )
Deed by the said DAVID M. OWEN        )  /s/ DAVID M. OWEN
in the presence of                    )

Signature of Witness    A. E. HO
Name AMY E. HO
Address  INDIA BUILDINGS, LIVERPOOL

Occupation    SOLICITOR


SIGNED (but not delivered             )
until the date hereof) as a           )
Deed by the said CLEMENT C. ARMITAGE  )  /s/ CLEMENT C. ARMITAGE
in the presence of                    )

Signature of Witness    A. E. HO
Name AMY E. HO
Address  INDIA BUILDINGS, LIVERPOOL

Occupation    SOLICITOR

SIGNED (but not delivered              )
until the date hereof) as a            )
Deed by the said JAMES R. DUFFY        )  /s/ JAMES R. DUFFY
in the presence of                     )

Signature of Witness  FRANK PERRONE
Name FRANK PERRONE
Address  5200 Cedar Crest Blvd.
         Houston, TEXAS 77087

Occupation


SIGNED (but not delivered              )
until the date hereof) as a            )
Deed by the said HARRY CORBETT         )  /s/ HARRY CORBETT
in the presence of                     )

Signature of Witness  FRANK PERRONE
Name FRANK PERRONE
Address  5200 Cedar Crest Blvd.
         Houston, TEXAS 77087

Occupation


SIGNED (but not delivered              )
until the date hereof) as a            )
Deed by the said CHRISTOPHER BENNETT   )  /s/ CHRISTOPHER BENNETT
in the presence of                     )

Signature of Witness  AMY E. HO
Name AMY E. HO
Address  INDIA BUILDINGS, LIVERPOOL

Occupation    SOLICITOR

SIGNED (but not delivered               )
until the date hereof) as a             )
Deed by the said KENNETH MACKINTOSH     )  /s/ KENNETH MACKINTOSH
in the presence of                      )

Signature of Witness  A.E. HO
Name A.E. HO
Address INDIA BUILDINGS, LIVERPOO

Occupation    SOLICITOR

EXHIBIT A
The Option Holders represent and warrant that the enclosed written responses (with the responses being in parentheses) are true and correct in all material respects with respect to each of the categories of information below as applicable to DOTSPEC on the date hereof and shall remain true for all periods continuously through the later of the expiration of Chemisolv's option exercise period and the transfer of the Shares to Chemisolv. These representations and warranties shall then survive the expiration and/or exercise of such option exercise by Chemisolv and/or any transfer of ownership of the Shares to Chemisolv.

*     Tax returns. (None since no business transacted).

* Incorporation documents, corporate articles and minutes. (See Statutory Books and register of DOTSPEC).

*     Shareholder agreement, voting agreements, option agreements, etc. (None).

* Share ledger showing ownership (showing Option Holders owning all issued shares in the capital of DOTSPEC).

* List of assets and liabilities, current balance sheet and income statement for last five (5) fiscal years. (None since no business has ever been transacted except for ownership of an unencumbered and unrestricted asset consisting of the Magnetic De-Inking patent rights and application which asset is wholly owned by DOTSPEC except to the extent previously transferred to Chemisolv).

*     All contracts or obligations. (None).

*     List of past or present employees. (None).

*     List of bank accounts, any guarantees or indemnities of any nature.
      (None).

* Any claims against DOTSPEC or contingent obligations. (None other than (1) an obligation to a patent agent to discharge patent application fees in the region of E7000; and (2) an obligation to pay Dr. R Bialecki L.5000 in respect of letters of support and patent obligations).

*     Any partnerships, subsidiaries, affiliates. (None).

* Written summary of all business and operations conducted by DOTSPEC since its inception. (No business transacted).